Exhibit 2.3

WAIVER AND SECOND AMENDMENT TO

ASSET PURCHASE AGREEMENT

This Waiver and Second Amendment to Asset Purchase Agreement (this “Second Amendment”) is entered into this 3rd day of February, 2012 by and among NGL ENERGY PARTNERS, LP, a Delaware limited partnership (“Purchaser”), NORTH AMERICAN PROPANE, INC., a Delaware corporation (“NAP”), EUSA-ALLIED ACQUISITION CORP., a Delaware corporation (“EUSAA”), ENERGYUSA PROPANE, INC., a Delaware corporation (“EUSAP”), and EUSA HEATING & AIR CONDITIONING SERVICES, INC., a Delaware corporation (“EUSAH&AC”) (EUSAA, EUSAP and EUSAH&AC are sometimes singularly and collectively referred to as “Seller”).  Unless otherwise defined herein, the capitalized terms used in this Second Amendment shall have the same meaning as the defined terms of the Agreement (as defined below).

RECITALS

WHEREAS, Purchaser, Seller, and NAP have entered into an Asset Purchase Agreement, dated as of January 16, 2012 (the “APA”), as amended by that certain Waiver and First Amendment to Asset Purchase Agreement dated as of January 31, 2012 (the “First Amendment”) (the APA as amended by the First Amendment is hereinafter referred to as the “Agreement” pursuant to which Seller has agreed to sell, and Purchaser has agreed to buy, substantially all of the assets of the Business of the Seller.

WHEREAS, Purchaser, Seller and NAP now desire to amend certain provisions of the Agreement, and to take such other actions as they have deemed necessary and desirable.

NOW THEREFORE, in consideration of the mutual covenants in the Agreement and herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.                                      Waiver of Condition.  Purchaser hereby waives its condition to closing the transactions contemplated by the Agreement set forth in Section 7.3(h) of the Agreement, solely with respect to the Seller’s delivery of the closing deliverables set forth in Section 3.2(g) of the Agreement.  Seller shall (i) deliver to Purchaser the motor vehicle certificate of title and other documentation necessary to transfer title to the vehicles, constituting a part of the Tangible Personal Property as and when received, and (ii) keep Purchaser reasonably informed regarding the status of such delivery and use its commercially reasonable efforts to accomplish such delivery as quickly as practicable after the Closing.

2.                                      Amendments.

(a)                                 Schedules 2.3A, 4.6(a) and 4.15(c) attached to the Agreement are hereby deleted and replaced in their entirety with the schedules attached to this Amendment as Exhibit A, bearing the same number and title as those deleted.

(b)                                 The words “or relating solely to the Excluded Liabilities” are hereby added to the definition of “Business Books and Records” set forth in Section 1.1 of the Agreement following the last word of such definition.

(c)                                  The words “ninety percent (90%) of” are hereby added to Section 2.4 of the Agreement following the word “plus” in the seventh line of such Section.

(d)                                 Section 2.5(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

“Within forty-five (45) calendar days after the Closing Date, Seller shall prepare a statement (the “Reconciliation Statement”) setting forth Seller’s calculation of (i) the Working Capital as of the Closing Date (the “Closing Working Capital”), and (ii) the amount, if any, by which the Closing Working Capital is greater or less than (x) ninety percent (90%) of the Estimated Working Capital if the Estimated Working Capital was positive or (y) the Estimated Working Capital if the Estimated Working Capital was Negative (such difference being referred to herein as the “Adjustment Amount”).  Purchaser shall be permitted to review all work papers and procedures used by Seller to prepare the statement setting forth the Estimated Working Capital and the Reconciliation Statement and shall have the right to perform any other reasonable procedures to verify the accuracy thereof.”

(e)                                  The parenthetical beginning following the word “positive” in the second sentence of Section 2.5(e) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(i.e., the Closing Working Capital is greater than (x) ninety percent (90%) of the Estimated Working Capital if the Estimated Working Capital is positive or (y) the Estimated Working Capital if the Estimated Working Capital is negative)”

(f)                                   The parenthetical beginning following the word “negative” in the third sentence of Section 2.5(e) of the Agreement is hereby deleted in its entirety and replaced with following:

“(i.e., the Closing Working Capital is less than (x) ninety percent (90%) of the Estimated Working Capital if the Estimated Working Capital is positive or (y) the Estimated Working Capital if the Estimated Working Capital is negative)”

(g)                                  Section 3.3(a)(i) of the Agreement is hereby deleted in its entirety and replaced with the following:

“the dollar amount equal to the Base Purchase price minus the Escrow Amount, the Deposit, the Additional Deposit, and the Purchased Personal Goodwill Consideration (as defined in the NonCompetition and Nonsolicitation Agreement to be entered into by Mark Cleaves in the form attached hereto as Exhibit 1.1(e)), by wire transfer of immediately available funds to an account or accounts designated by Seller;”

3.                                      Power and Authority.  Each of the parties hereto represents and warrants that (i) it has all necessary power to execute, deliver and perform this Second Amendment and the Agreement, as amended hereby, and (ii) all necessary corporate action on its part has been taken to authorize the execution, delivery and performance of this Second Amendment.

4.                                      Continuing Effectiveness.  The Agreement, except to the extent expressly amended hereby, shall continue in full force and effect in accordance with its terms.

5.                                      Successors and Assigns.  Subject to the provisions of Section 10.3 of the Agreement, this Second Amendment shall inure to the benefit of and be binding upon the heirs, legal representatives, successors and assigns of each of the parties.

6.                                      Conflicts.  To the extent that the provisions of this Second Amendment conflict with any other provisions of the Agreement, the provisions of this Second Amendment control.

7.                                      Counterparts.  This Second Amendment may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

8.                                      Governing Law.  This Second Amendment shall be enforced, construed and performed in accordance with the laws of the State of Delaware, exclusive of such State’s rules respecting the choice of law.

9.                                      Titles.  Titles to the sections in this Second Amendment are intended solely for convenience and no provision of this Second Amendment is to be construed by reference to the title of any section.

[BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed, or caused to be executed, this Amendment in a manner sufficient to bind them as of the day and in the month and year first above written.

NORTH AMERICAN PROPANE, INC.

By:	/s/ Robert R. Kaplan
Name: Robert R. Kaplan
Its: Secretary and Treasurer

SELLER

EUSA-ALLIED ACQUISITION CORP.

By:	/s/ Robert R. Kaplan
Name: Robert R. Kaplan
Its: Secretary and Treasurer

ENERGYUSA PROPANE, INC.

By:	/s/ Robert R. Kaplan
Name: Robert R. Kaplan
Its: Secretary and Treasurer

EUSA HEATING & AIR CONDITIONING SERVICES, INC.

By:	/s/ Robert R. Kaplan
Name: Robert R. Kaplan
Its: Secretary and Treasurer

PURCHASER:
NGL ENERGY PARTNERS, LP,
a Delaware limited partnership
By: NGL ENERGY HOLDINGS LLC,
its general partner

By:	/s/ H. Michael Krimbill
Name: H. Michael Krimbill
Title: Chief Executive Officer

[Signature Page of Waiver and Second Amendment to Asset Purchase Agreement]